EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-64903 and Forms S-8 No. 2-69298, 33-59015, and 33-51098)
and related prospectuses of our report dated January 23, 1996, except for Note 4, as to which the date is March 7, 1996, with respect to the consolidated financial statements and schedule of Houghton Mifflin Company included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                           /S/ERNST&YOUNG LLP

Boston, Massachusetts
March 25,1996